Banco Bradesco S.A.

December 31, 2014

List of the Main Subsidiaries

Exhibit 8.1
	Subsidiary	Jurisdiction of Incorporation	Names Under which Business is Conducted

1	Banco Alvorada S.A	Salvador - BA – Brazil	Banco Alvorada
2	Banco Bradesco BBI S.A.	Osasco - SP - Brazil	Bradesco BBI
3	Banco Boavista Interatlântico S.A.	Osasco – SP - Brazil	Boavista
4	Banco Bradesco Argentina S.A.	Buenos Aires – Argentina	Bradesco Argentina
5	Banco Bradesco Europa S.A.	Luxembourg – G. Ducado	Bradesco Luxembourg
Luxembourg
6	Banco Bradesco S.A. Grand Cayman Branch	Cayman Islands	Bradesco Grand Cayman Branch
7	Banco Bradesco New York Branch	New York – EUA	Bradesco New York Branch
8	Banco Bradesco Financiamentos S.A.	Osasco – SP - Brazil	Bradesco Financiamentos
9	Bradesco Argentina de Seguros S.A	Buenos Aires – Argentina	Bradesco Argentina de Seguros
10	Bradesco Auto/RE Companhia de Seguros	Rio de Janeiro - Brazil	Bradesco Auto/RE
11	Bradesco Capitalização S.A.	São Paulo - Brazil	Bradesco Capitalização
12	Bradesco Administradora de Consórcios Ltda.	Osasco – SP - Brazil	Bradesco Consórcios
13	Bradesco Leasing S.A. Arrendamento Mercantil	Osasco – SP - Brazil	Bradesco Leasing
14	Bradesco S.A. Corretora de Títulos e Valores Mobiliários	São Paulo – Brazil	Bradesco Corretora
15	Bradesco Saúde S.A.	Rio de Janeiro – Brazil	Bradesco Saúde
16	Bradesco Securities, Inc.	New York – USA	Bradesco Securities
17	Bradesco Seguros S.A.	São Paulo – Brazil	Bradesco Seguros
18	Bradesco Vida e Previdência S.A.	Osasco – SP - Brazil	Bradesco Previdência
19	Bradescor Corretora de Seguros Ltda.	Osasco – SP - Brazil	Bradescor
20	BRAM – Bradesco Asset Management S.A. DTVM	São Paulo – Brazil	BRAM
21	Cia. Securitizadora de Créditos Financeiros Rubi	Osasco – SP - Brazil	Rubi
22	Atlântica Companhia de Seguros	Rio de Janeiro – Brazil	Atlântica Seguros
23	União Participações Ltda.	Osasco – SP - Brazil	União
24	Bradesplan Participações Ltda.	Osasco - SP – Brazil	Bradesplan
25	Banco Bradesco Cartões S.A.	Osasco - SP – Brazil	Bradesco Cartões
26	Tempo Serviços Ltda.	Uberlândia – MG – Brazil	Tempo Serviços
27	Banco CBSS S.A.	Barueri - SP – Brazil	CBSS
28	Bradseg Participações S.A.	Osasco - SP – Brazil	Bradseg
29	Banco Bradescard S.A.	São Paulo – Brazil	Banco Bradescard
30	Ágora Corretora de Títulos e Valores Mobiliários S.A.	Rio de janeiro – Brazil	Ágora
31	Odontoprev S.A.	Barueri - SP – Brazil	Odontoprev
32	Banco Bradesco BERJ S.A.	Rio de janeiro – Brazil	BERJ